Exhibit (32)(b)

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Wachovia Preferred Funding Corp. (“Wachovia Funding”) for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Timothy J. Sloan, Chief Financial Officer of Wachovia Funding, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wachovia Funding.

/s/ TIMOTHY J. SLOAN

Timothy J. Sloan
Chief Financial Officer
March 21, 2013